EXHIBIT 99.1

PennantPark Floating Rate Capital Ltd.’s Unconsolidated Joint Venture, PennantPark Senior Secured Loan Fund I, LLC Completes $297.8 Million CLO, Marking Continued Growth in PennantPark’s Middle Market CLO Platform with Six CLOs Under Management

MIAMI, April 13, 2023 (GLOBE NEWSWIRE) -- PennantPark Floating Rate Capital Ltd. (the “Company”) (NYSE: PFLT) (TASE: PFLT) today announced that PennantPark Senior Secured Loan Fund I, LLC (“PSSL”) through PSSL’s wholly-owned and consolidated subsidiary, PennantPark CLO VI, LLC (“CLO VI”) has closed a four-year reinvestment period, twelve-year final maturity $297.8 million debt securitization in the form of a collateralized loan obligation (“CLO”).

The debt issued in the CLO (the “Debt”) is structured in the following manner:

Class	Par Amount ($ in millions)	% of Capital Structure	Coupon	Expected Rating (S&P)	Issuance Price
A Notes	$141,000,000	47.3%	3 Mo SOFR + 2.68%	AAA	100.0%
A Loans	30,000,000	10.1%	3 Mo SOFR + 2.68%	AAA	100.0%
B-1	28,000,000	9.4%	3 Mo SOFR + 3.75%	AA	100.0%
B-2	5,000,000	1.7%	7.634%	AA	100.0%
C	24,000,000	8.1%	3 Mo SOFR + 5.25%	A	100.0%
D	18,000,000	6.0%	3 Mo SOFR + 7.00%	BBB-	100.0%
Sub Notes	51,800,000	17.4%		NR	NA
Total	$297,800,000

“This transaction demonstrates PennantPark’s resilience and ability to raise attractive long-term financing, even in the midst of a volatile market,” said Arthur Penn, Chief Executive Officer. “We are particularly pleased to enhance the strong capital position of our platform and to participate in today’s excellent vintage of both primary and secondary opportunities. With the closing of CLO VI, PennantPark now manages approximately $1.8 billion in CLO middle market assets, and we look forward to continued growth with the support of our current and new investors.”

PSSL will retain all the Subordinated Notes through a consolidated subsidiary. The reinvestment period for the term debt securitization ends in April 2027 and the Debt is scheduled to mature in April 2035. The term debt securitization is expected to be approximately 100% funded at close. The proceeds from the Debt will be used to repay a portion of PSSL’s $325 million secured credit facility.  In addition, PSSL acts as retention holder in the transaction to retain exposure to the performance of the securitized assets. GreensLedge Capital Markets LLC acted as lead placement agent on the CLO Transaction.

The notes offered as part of the term debt securitization have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state “blue sky” laws, and may not be offered or sold in the United States absent registration under Section 5 of the Securities Act or an applicable exemption from such registration requirements. The CLO is a form of secured financing incurred and consolidated by PSSL. This press release shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of the notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

ABOUT PENNANTPARK FLOATING RATE CAPITAL LTD.

PennantPark Floating Rate Capital Ltd. is a business development company which primarily invests in U.S. middle market private companies in the form of floating rate senior secured loans, including first lien secured debt, second lien secured debt and subordinated debt. From time to time, the Company may also invest in equity investments. PennantPark Floating Rate Capital Ltd. is managed by PennantPark Investment Advisers, LLC.

ABOUT PENNANTPARK SENIOR SECURED LOAN FUND I, LLC

PennantPark Senior Secured Loan Fund I LLC, is a joint venture between PennantPark Floating Rate Capital Ltd. and a subsidiary of Kemper Corporation (NYSE: KMPR), Trinity Universal Insurance Company, and primarily invests in U.S. middle market companies whose debt is rated below investment grade.

ABOUT PENNANTPARK INVESTMENT ADVISERS, LLC

PennantPark is a leading middle market credit platform, managing approximately $6.1 billion of investable capital, including potential leverage. Since its inception in 2007, PennantPark has provided investors access to middle market credit by offering private equity firms and their portfolio companies as well as other middle market borrowers a comprehensive range of creative and flexible financing solutions. PennantPark is headquartered in Miami, and has offices in New York, Chicago, Houston, and Los Angeles.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports PennantPark Floating Rate Capital Ltd. files under the Exchange Act. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. PennantPark Floating Rate Capital Ltd. undertakes no duty to update any forward-looking statement made herein. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made.

CONTACT:
Richard T. Allorto, Jr.
PennantPark Floating Rate Capital Ltd.
(212) 905-1000
www.pennantpark.com